SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 4, 2002

SMART & FINAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 The Citadel Drive, City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 869-7500

Item 5.    Other Events.

On June 4, 2002, Smart & Final Inc. (the “Company”) and its lenders entered into amendments to the Company’s principal credit and lease agreements. Due to the Company’s previously announced restatement of its prior period financial results, the Company was not in compliance with certain financial covenants contained in its principal credit and lease agreements. The amendments entered into by the Company and its lenders waived the Company’s non-compliance and made certain adjustments to required financial covenants for future fiscal periods. Filed as exhibits hereto are copies of the waiver agreements.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit No.	Description
99.1	Waiver and Amendment Agreement No. 1 dated June 4, 2002
99.2	First Amendment to Credit Agreement dated June 4, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

By:	/s/ DONALD G. ALVARADO
Donald G. Alvarado Senior Vice President, Secretary and General Counsel

Date: June 7, 2002

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